UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: July 27, 2020

(Date of earliest event reported)

Corvus Gold Inc.
(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada (State or Other Jurisdiction of Incorporation)	000-55447 (Commission File Number)	98-0668473 (IRS Employer Identification No.)

Suite 1750, 700 West Pender Street Vancouver, British Columbia Canada (Address of principal executive offices)	N/A (Zip Code)

Registrant’s telephone number, including area code:   (604) 638-3246

Securities registered pursuant to Section 12(b) of the Exchange Act: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 12, 2017, the Company entered into an Amendment to Consulting Agreement (the “Agreement”) amending the Consulting Agreement dated June 1, 2011 by and between the Company, Blue Pegasus Consulting and Peggy Wu, regarding Ms. Wu’s services to the Company as Chief Financial Officer.

On July 27, 2020, a further amendment was approved (the “Amendment”) by the Company’s Board of Directors to increase the fees paid under the Agreement to CAD $10,000 per month effective as at September 1, 2020.

The foregoing description of the material terms of the Amendment is qualified in its entirety by the Amendment which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit	Description
10.1	Amendment to Consulting Agreement dated September 1, 2020, approved July 27, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORVUS GOLD INC.

DATE: July 29, 2020	By:	/s/ Jeffrey A. Pontius
Jeffrey A. Pontius President & Chief Executive Officer